UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 22, 2020

INNOPHOS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33124	20-1380758
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

259 Prospect Plains Road, Cranbury, New Jersey	08512
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 609-495-2495

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 per share	IPHS	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.	Results of Operations and Financial Condition.

In connection with proposed financing activities of Iris Merger Sub 2019, Inc. (“Merger Sub”), an affiliate of One Rock Capital Partners, LLC (“One Rock”) formed in connection with the previously announced proposed acquisition of Innophos Holdings, Inc. (“Innophos” or the “Company”) by One Rock pursuant to the Agreement and Plan of Merger, dated as of October 20, 2019 (the “Merger Agreement”), by and among the Company, Iris Parent LLC and Merger Sub, providing for the merger of Merger Sub with and into the Company (the “Merger”), Innophos is disclosing preliminary estimates of certain financial results for the year ended December 31, 2019 in a presentation to be provided to prospective lenders. The lender presentation will include preliminary estimates for revenue of $738 – $739 million and Adjusted EBITDA of $120 – $122 million for the year ended December 31, 2019.

The preliminary results contained herein are preliminary in nature, based upon information currently available to the Company and are subject to further changes upon completion of the Company’s standard closing procedures. The preliminary results have not been reviewed or verified by the Company’s independent auditors.

Discussion of Non-GAAP Financial Measures

The non-GAAP financial measure contained in this Current on Form 8-K is utilized by management to compare Innophos’ operating performance on a consistent basis. Management believes that this financial measure enhances the overall understanding of the Company’s underlying operating performance trends compared with historical periods. Non-GAAP financial measures should not be considered as a substitute for financial information calculated in accordance with GAAP. The Company has not included a GAAP reconciliation of its preliminary Adjusted EBITDA to net income because such reconciliation could not be produced without unreasonable effort.

Item 7.01.	Regulation FD Disclosure.

The information set forth in Item 2.02 is incorporated herein by reference.

The information furnished pursuant to Item 2.02 and Item 7.01 shall not be considered “filed” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be incorporated by reference into any of the registrant’s filings under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, unless the registrant expressly states in such filing that such information is to be considered “filed” or incorporated by reference therein.

Safe Harbor for Forward-Looking Statements

Certain matters discussed in this Current Report on Form 8-K, other than statements of historical fact, are “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “anticipate,” “likely,” “plan,” “positioned,” “strategy,” and similar expressions or other words of similar meaning, and the negatives thereof, are intended to identify forward-looking statements.

Forward-looking statements describe the Company’s future plans, objectives, expectations or goals. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, no assurances can be given that these expectations will prove to be correct. Such statements address future events and conditions and include, but are not limited to, statements relating to: (1) the proposed acquisition of the Company, (2) the proposed financing activities for the Merger, and (3) the Company’s expected results for the year ended December 31, 2019. This information may involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These risks and uncertainties include, but are not limited to: the timing to consummate the proposed Merger; the conditions to closing of the proposed Merger may not be satisfied; the diversion of management’s time by transaction-related issues; the outcome of any legal proceedings instituted against the Company related to the Merger Agreement or the proposed Merger; and any adjustments to the preliminary results that are identified in the process of closing the Company’s books for the year ended

December 31, 2019 or during the review of the Company’s financial statements by its independent registered public accounting firm. Additional information concerning factors that could cause actual results to differ materially from those expressed in forward-looking statements is contained in the Company’s most recently filed periodic reports and in other filings made by the Company with the SEC from time to time. Any such forward-looking statement is qualified by reference to these risks and factors.

Many of these factors are beyond the Company’s control. The Company cautions against putting undue reliance on forward-looking statements or projecting any future results based on such statements. Forward-looking statements speak only as of the date of the particular statement, and the Company disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this filing, except as required by law.

SIGNATURE

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: January 22, 2020

INNOPHOS HOLDINGS, INC.

By:	/s/ Joshua Horenstein
Name:	Joshua Horenstein
Title:	Senior Vice President, Chief Legal and Human Resources Officer and Corporate Secretary

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